                                                                 Exhibit 8(b)(2)


                               LETTER AGREEMENT
                                      and
                              AMENDED SCHEDULE A

February 8, 1999

Russell Insurance Funds
909 A Street
Tacoma, WA 98402

Dear Sirs:

Pursuant to Section 25 of the Transfer and Dividend Disbursing Agency Agreement between Russell Insurance Funds and Frank Russell Investment Management Company, dated August 5, 1996, Russell Insurance Funds advises you that it is creating a new fund to be named the Real Estate Securities Fund (the "Fund") and that the Fund desires for Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to the Fund pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. The Fund also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add the Fund. The fees to be charged by the Administrator to the Fund in return for its services are the same as those set forth in the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent to the Real Estate Securities Fund and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL INSURANCE FUNDS


By:  /s/ Lynn L. Anderson
   ------------------------
   Lynn L. Anderson
   President

Accepted this 8th day of February, 1999.

FRANK RUSSELL INVESTMENT MANAGEMENT COMPANY


By:  /s/ Eric A. Russell
   ------------------------
Its:       President
    -----------------------

                                    AMENDED
                                   SCHEDULE A

                             RUSSELL INSURANCE FUNDS
                             -----------------------

                             Multi-Style Equity
                             Aggressive Equity
                             Non-U.S.
                             Core Bond
                             Real Estate Securities